Exhibit 15.1

Erytech Pharma S.A. Head office: 60, avenue Rockefeller - 69008 - Lyon
Consent of independent Registered Public Accounting Firm

The Board of Directors,

We consent to the incorporation by reference in the registration statements Nos. 333-255900, 333-239429, 333-232670 and 333-222673 on Form S-8 and Nos. 333-248953 and 333-259690 on Form F-3 of our report dated April 27, 2022, with respect to the consolidated financial statements of Erytech Pharma S.A.

Lyon, April 27, 2022
KPMG Audit
A division of KPMG S.A.
Stéphane Gabriel Devin
Partner